UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 13, 2012

(Date of earliest event reported)

FORESTAR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	26-1336998
(State or other jurisdiction of	001-33662	(I.R.S. Employer
incorporation or organization)		Identification No.)

6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746

(Address of principal executive offices) (zip code)

(512) 433-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)  On August 13, 2012, Craig A. Knight, Chief Real Estate Investment Officer of Forestar Group Inc. (the “Company”), gave notice to the Company of his plan to retire effective September 30, 2012.

(d)  On August 14, 2012, the Board of Directors of the Company appointed Charles W. Matthews as a director of the Company, filling a vacancy resulting from the death of Louis R. Brill. Mr. Matthews was appointed to the Audit Committee and Nominating and Governance Committee of the Board of Directors of the Company.  For a description of the terms of the director compensation and agreements the Company enters into with its directors, see the description set forth in the section entitled “Director Compensation” in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2012.

(e)  In connection with Mr. Knight’s planned retirement, on August 14, 2012, a wholly-owned subsidiary of the Company and Mr. Knight entered into a Consulting Agreement. The term of the Consulting Agreement will be from October 1, 2012 to September 30, 2013, subject to extension for successive 6-month terms.  Pursuant to the Consulting Agreement, Mr. Knight will provide consulting services related to entitlement, acquisition, and co-investor/partner relations efforts of the Company. Mr. Knight will be paid (a) $22,000 per month and (b) incentive payments for any mutually agreed-upon objectives. The Consulting Agreement may be terminated at any time by either party on ten days’ notice to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.

Date: August 15, 2012	By:	/s/ David M. Grimm
		Name:	David M. Grimm
		Title:	Chief Administrative Officer, General Counsel and Secretary